UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0682103
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.500% Senior Notes due 2022	New York Stock Exchange
2.250% Senior Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-200421

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Kinder Morgan, Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 9, 2015 (the “Prospectus Supplement”) to a prospectus dated November 21, 2014 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-200421) (as amended, the “Registration Statement”), which Registration Statement was filed with the Commission on November 21, 2014 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                                                         Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.                                                         Exhibits

Exhibit No.	Exhibit Description

4.1

Senior Indenture, dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-3 filed on March 1, 2012 (File No. 333-179812) and incorporated herein by reference).

4.2	Forms of 1.500% Note due 2022 and 2.250% Note due 2027, together with Officers’ Certificate dated March 16, 2015 setting forth the terms of the Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kinder Morgan, Inc.

	By:	/s/ Anthony Ashley
		Name:	Anthony Ashley
		Title:	Vice President and Treasurer

Date: March 16, 2015